Exhibit 5.1

October 3, 2006

Atlas Energy Resources, LLC

311 Rouser Road

Moon Township, PA 15108

Ladies and Gentlemen:

We have acted as counsel to Atlas Energy Resources, LLC (“Atlas”), a Delaware limited liability company, in connection with the preparation and filing by Atlas of a registration statement on Form S-1 under the Securities Act of 1933, as amended, file no. 333-136094 (the “Registration Statement”) with respect to the registration, offer and sale by Atlas of up to 6,986,250 common units representing Class B limited liability company interests (the “Common Units”). In connection therewith, you have requested our opinion as to certain matters referred to below.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Common Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such documents.

Based upon and subject to the foregoing, we are of the opinion that:

1. Atlas is a limited liability company which has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware.

2. When issued and sold as set forth in the Registration Statement, the Common Units will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware Limited Liability Company Act, as currently in effect. No opinion is expressed with respect to the laws of any other jurisdiction or to the application of any such laws.

We consent to the reference to this opinion and to Ledgewood in the prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD, a professional corporation